UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2014

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33448	20-1450327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 835-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On December 1, 2014, JMP Group Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a proposal to merge the Company into a wholly owned subsidiary of JMP Group LLC, a Delaware limited liability company (“JMP Group LLC”), and the resulting conversion of shares of common stock of the Company into shares representing limited liability company interests in JMP Group LLC, under the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, JMP Group LLC and JMP Merger Corp., a Delaware corporation, dated as of August 20, 2014 (the “Reorganization Transaction”). The proposal is described in detail in the proxy statement pertaining to the Special Meeting previously filed with the Securities and Exchange Commission. As noted in said proxy statement, the Reorganization Transaction will change the form of the Company’s organization from a corporation to a limited liability company that will be taxed as a partnership for U.S. federal income tax purposes. The Company expects that the Reorganization Transaction will be effective as of January 1, 2015.

The number of votes cast for or against, and the total number of withheld and total broker non-votes with respect to the Reorganization Transaction, is set forth below:

For	Against	Abstain	Broker Non-votes
14,530,220	21,863	3,283	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP GROUP INC.

Date: December 2, 2014

	By:	/s/ RAYMOND S. JACKSON
Raymond S. Jackson
Chief Financial Officer